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                                 EXHIBIT 23.2
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                                    CONSENT
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The Board of Directors
Capital City Bank Group, Inc.

We consent to incorporation by reference in the registration statement dated December 23, 1996 on Form S-8 of Capital City Bank Group, Inc. of our report dated October 24, 1995 relating to the consolidated balance sheet of First Financial Bancorp, Inc., as of September 30, 1995 and 1994 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1995.


/s/ Hacker, Johnson, Cohen & Grieb
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HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
December 20, 1996